SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report January 16, 2008

North American Insurance Leaders, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32837	20-3284412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

885 Third Avenue, 31st Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-9407

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 14, 2007, North American Insurance Leaders, Inc. (“NAIL”) filed two Current Reports on Form 8-K with the U.S. Securities and Exchange Commission announcing the signing of a definitive agreement to acquire the businesses of Deep South Holding, L.P. (“Deep South”).

NAIL plans to hold presentations for certain of its security holders and other interested parties with respect to the proposed acquisition of the businesses of Deep South. At such presentations, the slide show attached to this Current Report on Form 8-K as Exhibit 99.1 will be presented and distributed to certain participants. The information contained in the slide show presentation shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Slides presented by North American Insurance Leaders, Inc. to certain of its security holders and other interested parties with respect to the proposed acquisition of the businesses of Deep South Holding, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTH AMERICAN INSURANCE LEADERS, INC.
(Registrant)

By:	/s/ PAULA S. BUTLER
Name: Paula S. Butler
Title: Executive Vice President

Date: January 16, 2008